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                                                                    Exhibit 21.1


Subsidiaries of the Registrant

Subsidiary                                      State of Incorporation

Ameritrade (Inc.)                               Nebraska
Accutrade, Inc.                                 Nebraska
Advanced Clearing, Inc.                         Nebraska
AmeriVest, Inc.                                 California
OnMoney Financial Services Corporation          Delaware
K. Aufhauser & Company, Inc.                    New York
The R.J. Forbes Group, Inc.                     Florida

Each subsidiary does business under its actual name.